Exhibit 5.2

July 21, 2026

GOWell Energy Technology

1 BULIM LANE 2 #04-51/54

648110 Singapore

Ladies and Gentlemen:

We have acted as U.S. securities counsel to GOWell Energy Technology, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form F-4 (File No. 333-294547), as amended (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 24, 2026, providing, in part, for the registration of 980,392 warrants of the Company (the “PubCo Warrants”) upon the exchange of warrants of GOWell Technology Limited (“GTL”) issued pursuant to the business combination agreement , dated October 13, 2025, by and among the Company, Inflection Point Acquisition Corp. V (formerly known as Maywood Acquisition Corp.), GTL and IPCV Merger Sub limited, (as amended on December 22, 2025 and July 13, 2026, and as it may be further amended from time to time, the “Business Combination Agreement”), and the pre-funded PIPE subscription agreement entered between with GTL and Inflection Point Fund I LP on October 13, 2025 (the “Pre-Funded PIPE Subscription Agreement”), with each PubCo Warrant entitling the holder thereof to acquire one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), at an initial exercise price of $12.00.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, records, resolutions and other instruments as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(i)	the Registration Statement;

(ii)	the Business Combination Agreement;

(iii)	the Pre-Funded PIPE Subscription Agreement as filed as Exhibit 10.13 to the Registration Statement; and

(iv)	the form of PubCo Warrant, as filed as Exhibit 4.6 to the Registration Statement (the “Form of Warrant”).

As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are only opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, domestic or foreign, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the Cayman Islands with respect to the Warrants and the Ordinary Shares are addressed in the opinion of Ogier, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Based upon the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that, upon consummation of the transactions contemplated by the Business Combination Agreement, the PubCo Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the internal laws of the State of New York.

Our opinion set forth above is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement, (iv) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (v) we express no opinion as to (a) any provision for liquidated damages, monetary penalties or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (k) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (l) the severability, if invalid, of provisions to the foregoing effect.

In addition, in rendering the foregoing opinion we have assumed:

(a) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Form of Warrant and the Business Combination Agreement;

(b) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Form of Warrant and the Business Combination Agreement;

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(c) neither the execution and delivery by the Company of the Business Combination Agreement and the Form of Warrant nor the performance by the Company of its obligations thereunder, including the issuance of the PubCo Warrants: (i) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject; (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); or (v) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion letter is furnished to you with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the PubCo Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC

Hunter Taubman Fischer & Li LLC

www.htflawyers.com | info@htflawyers.com

950 Third Avenue, 19th Floor - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380

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